MARQETA REPORTS FOURTH QUARTER AND FULL YEAR 2022 FINANCIAL RESULTS
The global modern card issuing platform had $47 billion in fourth quarter total processing volume, up 41 percent year-over-year, and generated $204 million in fourth quarter net revenue, up 31 percent year-over-year.
The company's annual total processing volume was up 50 percent year-over-year to $166 billion, generating $748 million in annual revenue, up 45 percent from 2021.

OAKLAND, Calif. – February 28, 2023 - Marqeta, Inc. (NASDAQ: MQ), the global modern card issuing platform, today reported financial results for the fourth quarter and full year ended December 31, 2022.
Total processing volume (TPV) was $47 billion for the quarter and net revenue was $204 million. This represented a 41% increase in TPV and a 31% increase in net revenue, compared with the same quarter of 2021. The company saw gross profit of $87 million during the quarter, up 15% year-over-year. GAAP net loss was $26 million and an Adjusted EBITDA loss of $7 million for the quarter ended December 31, 2022.
For the full 2022 fiscal year, TPV was $166 billion and net revenue was $748 million. This represented annual increases of 50% and 45%, respectively, from 2021 results. The company saw gross profit of $320 million during 2022, up 38% from the year prior. The company reported GAAP net loss of $185 million and an Adjusted EBITDA loss of $42 million for the year ended December 31, 2022.
"I am very proud of the scale our business reached in 2022," said Simon Khalaf, CEO of Marqeta. "Now we are entering 2023 uniquely positioned to capture the massive opportunity in embedded finance. Our cloud native and API-first platform offers a fully bundled offering - debit, credit, risk, money movement and program management tools, making it seamless for our customers to embed financial services into their own products.”
Recent Business Updates:
•Marqeta announced Simon Khalaf as its new CEO, with founding CEO Jason Gardner shifting to the role of Executive Chairman. Khalaf is a veteran technology executive who originally joined the company in June 2022 as Chief Product Officer.
•Marqeta announced and completed the acquisition of Power Finance Inc., a modern credit card program management platform, which will strengthen Marqeta’s credit capabilities and enhances its leadership in modern card issuing across all card types.
•Marqeta announced its new Web Push Provisioning Product, expanding its industry-leading tokenization offerings with new capabilities that allow cardholders to instantly tokenize a card into a mobile wallet without downloading a third-party application.
•Marqeta, alongside Mastercard, was chosen by Rakuten to support the launch of its Club R Pay product, an integrated digital card solution for Rakuten's 12 million loyalty members that allows them to shop on over 2,000 sites while enjoying their Rakuten rewards.

Operating Highlights

In thousands, except percentages and per share data. % change is calculated over the comparable prior-year period (unaudited)	Three Months Ended December 31,		% Change	Twelve Months Ended December 31,		% Change
	2022	2021		2022	2021
Financial metrics:
Net revenue	$203,805	$155,414	31%	$748,206	$517,175	45%
Gross profit	$87,124	$75,799	15%	$320,001	$231,705	38%
Gross margin	43%	49%	(6) ppts	43%	45%	(2) ppts
Total operating expenses	$141,447	$113,529	25%	$529,809	$393,711	35%
Net loss	$(26,326)	$(36,807)	(28)%	$(184,780)	$(163,929)	13%
Net loss margin	(13%)	(24%)	11 ppts	(25%)	(32%)	7 ppts
Net loss per share - basic and diluted	$(0.05)	$(0.07)	(29%)	$(0.34)	$(0.45)	(24%)
Key operating metric and Non-GAAP financial measures:
Total Processing Volume (TPV) (in millions) [1]	$46,704	$33,046	41%	$166,260	$111,133	50%
Adjusted EBITDA [2]	$(7,488)	$1,162	(744%)	$(41,796)	$(12,767)	227%
Adjusted EBITDA margin [2]	(4%)	1%	(5) ppts	(6%)	(2%)	4 ppts
Non-GAAP operating expenses [2]	$94,612	$74,637	27%	$361,797	$244,472	48%
1 TPV represents the total dollar amount of payments processed through our platform, net of returns and chargebacks. We believe that TPV is a key indicator of the market adoption of our platform, growth of our brand, growth of our customers' businesses and scale of our business.
2 See "Information Regarding Non-GAAP Measures" for definitions of Adjusted EBITDA, Adjusted EBITDA margin, and Non-GAAP operating expenses and the reconciliations of the net loss to Adjusted EBITDA, and of the total operating expenses to Non-GAAP operating expenses.
Fourth Quarter 2022 Financial Results:
•TPV increased by 41% year-over-year, from $33 billion for the quarter ended December 31, 2021, to $47 billion for the quarter ended December 31, 2022.
•Net revenue of $204 million increased by $48 million, or 31% year-over-year, primarily driven by higher total processing volume, partially offset by changes in our card program mix, particularly the growth of the Powered by Marqeta offering.
•Gross profit increased by 15% year-over-year to $87 million from $76 million in the fourth quarter of 2021. Gross margin was 43% in the fourth quarter.
•Net loss decreased by $10 million, or 28%, year-over-year to $26 million. The loss results from our increase in compensation, benefits and technology expenses as we continued our investment in our people and platform, offset by our increase in gross profit.
•Adjusted EBITDA in the fourth quarter of 2022 was a loss of $7 million, a decline of $9 million year-over-year.
Full Year 2022 Financial Results:
•TPV increased by 50% year-over-year, from $111 billion in 2021, to $166 billion in 2022.
•Net revenue increased by $231 million, or 45% year-over-year, primarily driven by higher total processing volume, partially offset by changes in our card program mix, particularly the growth of the Powered by Marqeta offering.
•Gross profit increased by $88 million, or 38% year-over-year. Gross margin was 43% for the year ended December 31, 2022.
•Net loss increased by $21 million, or 13%, year-over-year to $185 million, primarily resulting from headcount growth.
•Adjusted EBITDA for the year ended December 31, 2022 was a loss of $42 million, a decline of $29 million year-over-year.

Financial Guidance:
The following summarizes Marqeta's guidance for the first quarter of 2023:

First Quarter 2023
Net Revenue Growth	26-28%

Gross Profit Growth	14-16%

Adjusted EBITDA Margin (1)	Negative 5-6%
(1) See "Information Regarding Non-GAAP Measures" for the definition of Adjusted EBITDA.
A reconciliation of Adjusted EBITDA to the comparable GAAP measure for the first quarter of 2023 is not available due to the challenges and impracticability with estimating some of the items, such as share-based compensation expense, depreciation and amortization expense, and payroll tax expense, as such items cannot be reasonably predicted and could be significant. Because of those challenges, reconciliations of such forward-looking non-GAAP financial measures are not available without unreasonable effort.
Conference Call
Marqeta will host a live conference call today at 1:30 p.m. Pacific time (4:30 p.m. Eastern time). To join the call, please dial-in 10 minutes in advance: toll-free at 1-877-407-4018 or direct at 1-201-689-8471. The conference call will also be available live via webcast online at http://investors.marqeta.com.
The telephone replay dial-in numbers are 1-844-512-2921 and 1-412-317-6671 and will be available until March 14, 2023, 5:00 p.m. Pacific time (8:00 p.m. Eastern time). The confirmation code for the replay is 13735873.

Forward-Looking Statements
This press release contains "forward-looking statements" within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements expressed or implied in this press release include, but are not limited to, statements relating to Marqeta’s quarterly guidance; statements regarding Marqeta’s business plans, business strategy and the continued success and growth of our customers; statements and expectations regarding Marqeta's partnerships, new product introductions, and product capabilities; and statements made by Marqeta’s CEO. Actual results may differ materially from the expectations contained in these statements due to risks and uncertainties, including, but not limited to, the following: the effect of uncertainties related to global economies, our business, results of operations, financial condition, demand for our platform, sales cycles and customer retention; the risk that Marqeta is unable to further attract, retain, diversify, and expand its customer base; the risk that Marqeta is unable to drive increased profitable transactions on its platform; the risk that consumers and customers will not perceive the benefits of Marqeta’s products as Marqeta expects; the risk that Marqeta's technology platform, including hosted solutions, do not operate as intended resulting in system outages; the risk that Marqeta will not be able to achieve the cost structure that Marqeta currently expects; the risk that Marqeta’s solution will not achieve the expected market acceptance; the risk that competition could reduce expected demand for Marqeta’s services; the risk that changes in the regulatory landscape adversely affects the gross interchange or other revenue Marqeta earns or adversely affects the bank and network costs Marqeta incurs; the risk that Marqeta may be unable to maintain relationships with Issuing Banks and Card Networks; the risk that Marqeta is not able to identify and recognize the anticipated benefits of any acquisition; the risk that Marqeta is unable to successfully integrate any acquisition to businesses and related operations; general economic conditions in either domestic or international markets, including inflation and recessionary fears, conditions resulting from geopolitical uncertainty and instability or war, including, the direct and indirect effects of the significant military action against Ukraine launched by Russia on U.S. and global economies, our business, results of operations, financial condition, and demand for our platform; and the risk that Marqeta may be subject to additional risks such as inflation or currency fluctuations due to its international business activities. Detailed information about these risks and other factors that could potentially affect Marqeta’s business, financial condition and results of operations are included in the “Risk Factors” disclosed in Marqeta's Annual Report on Form 10-K for the year ended December 31, 2022, as such risk factors may be updated from time to time in Marqeta’s periodic filings with the SEC, available at www.sec.gov and Marqeta’s website at http://investors.marqeta.com.
The forward-looking statements in this press release are based on information available to Marqeta as of the date hereof. Marqeta disclaims any obligation to update any forward-looking statements, except as required by law.

Disclosure Information
Investors and others should note that Marqeta announces material financial information to its investors using its investor relations website, SEC filings, press releases, public conference calls and webcasts. Marqeta also uses social media to communicate with its customers and the public about Marqeta, its products and services and other matters relating to its business and market. It is possible that the information Marqeta posts on social media could be deemed to be material information. Therefore, Marqeta encourages investors, the media, and others interested in Marqeta to review the information we post on social media channels including the Marqeta Twitter feed (@Marqeta), the Marqeta Instagram page (@lifeatmarqeta), the Marqeta Facebook page, and the Marqeta LinkedIn page. These social media channels may be updated from time to time.
Use of Non-GAAP Financial Measures
Reconciliations of non-GAAP financial measures to the most directly comparable financial results as determined in accordance with GAAP are included at the end of this press release following the accompanying financial data. For a description of these non-GAAP financial measures, including the reasons management uses each measure, please see the section of the tables titled "Information Regarding Non-GAAP Financial Measures".
About Marqeta, Inc.
Marqeta’s modern card issuing platform empowers its customers to create customized and innovative payment cards. Marqeta’s modern architecture gives its customers the ability to build more configurable and flexible payment experiences, accelerating time-to-market and democratizing access to card issuing technology. Marqeta’s open APIs provide instant access to highly scalable, cloud-based payment infrastructure that enables customers to launch and manage their own card programs, issue cards and authorize and settle payment transactions. Marqeta is headquartered in Oakland, California and is certified to operate in 40 countries globally.
Marqeta® is a registered trademark of Marqeta, Inc.
IR Contact: Marqeta Investor Relations, IR@marqeta.com

Marqeta, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except share and per share amounts)
(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021
Net revenue	$203,805	$155,414	$748,206	$517,175
Costs of revenue	116,681	79,615	428,205	285,470
Gross profit	87,124	75,799	320,001	231,705
Operating expenses:
Compensation and benefits	110,991	88,995	415,094	318,116
Professional services	6,295	5,712	23,479	18,443
Technology	14,401	11,143	52,361	33,637
Occupancy	1,126	1,097	4,514	4,181
Depreciation and amortization	1,019	967	3,853	3,534
Marketing and advertising	1,862	804	3,995	2,284
Other operating expenses	5,753	4,811	26,513	13,516
Total operating expenses	141,447	113,529	529,809	393,711
Loss from operations	(54,323)	(37,730)	(209,808)	(162,006)
Other income (expense), net	28,468	142	24,926	(2,563)
Loss before income tax expense	(25,855)	(37,588)	(184,882)	(164,569)
Income tax expense (benefit)	471	(781)	(102)	(640)
Net loss	$(26,326)	$(36,807)	$(184,780)	$(163,929)
Net loss per share attributable to common stockholders, basic and diluted	$(0.05)	$(0.07)	$(0.34)	$(0.45)
Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	544,752,220	540,170,079	545,397,254	362,756,466

Marqeta, Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	December 31, 2022	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$1,183,846	$1,247,581
Restricted cash	7,800	7,800
Marketable securities	440,858	452,875
Accounts receivable, net	15,569	13,187
Settlements receivable, net	18,028	11,266
Network incentives receivable	42,661	30,399
Prepaid expenses and other current assets	38,007	35,617
Total current assets	1,746,769	1,798,725
Property and equipment, net	7,440	9,687
Operating lease right-of-use assets, net	9,015	11,296
Equity method investment	0	8,384
Other assets	7,122	2,286
Total assets	$1,770,346	$1,830,378
Liabilities and stockholders' equity
Current liabilities
Accounts payable	$3,798	$2,693
Revenue share payable	142,194	121,179
Accrued expenses and other current liabilities	136,887	114,096
Total current liabilities	282,879	237,968
Operating lease liabilities, net of current portion	9,034	12,427
Other liabilities	5,477	6,557
Total liabilities	297,390	256,952
Stockholders' equity:
Preferred stock	—	—
Common stock	53	54
Additional paid-in capital	2,082,373	1,993,055
Accumulated other comprehensive loss	(7,237)	(2,230)
Accumulated deficit	(602,233)	(417,453)
Total stockholders’ equity	1,472,956	1,573,426
Total liabilities and stockholders' equity	$1,770,346	$1,830,378

Marqeta, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Year Ended December 31,
	2022	2021
Cash flows from operating activities:
Net loss	$(184,780)	$(163,929)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	3,853	3,534
Share-based compensation expense	160,743	142,660
Non-cash operating leases expense	2,281	2,115
Amortization of premium on marketable securities	277	1,162
Gain on sale of equity method investment	(17,889)	—
Impairment of other financial instruments	11,616	—
Other	649	3,110
Changes in operating assets and liabilities:
Accounts receivable	(2,577)	(4,940)
Settlements receivable	(6,762)	1,601
Network incentives receivable	(12,262)	(10,377)
Prepaid expenses and other assets	(8,621)	(7,742)
Accounts payable	254	190
Revenue share payable	21,015	42,988
Accrued expenses and other liabilities	22,257	49,372
Operating lease liabilities	(3,020)	(2,772)
Net cash (used in) provided by operating activities	(12,966)	56,972
Cash flows from investing activities:
Purchases of property and equipment	(2,319)	(2,743)
Purchase of patents	(1,600)	—
Purchases of marketable securities	(70,495)	(455,266)
Sales of marketable securities	—	—
Maturities of marketable securities	77,400	148,888
Purchase of equity method investment and purchase option	—	(20,000)
Sale of equity method investment	25,732	—
Net cash provided by (used in) investing activities	28,718	(329,121)
Cash flows from financing activities:
Proceeds from initial public offering, net of underwriters' discounts and commissions	—	1,319,809
Proceeds from exercise of stock options, including early exercised stock options	9,249	4,539
Proceeds from shares issued in connection with employee stock purchase plan	4,762	3,201
Proceeds from exercise of warrants	—	60
Taxes paid related to net share settlement of restricted stock units	(15,362)	(23,552)
Repurchase of common stock	(78,136)	—
Payment of deferred offering costs	—	(4,760)
Net cash (used in) provided by financing activities	(79,487)	1,299,297
(Decrease) increase in cash, cash equivalents, and restricted cash	(63,735)	1,027,148
Cash, cash equivalents, and restricted cash - Beginning of period	1,255,381	228,233
Cash, cash equivalents, and restricted cash - End of period	$1,191,646	$1,255,381

Marqeta, Inc.
Financial and Operating Highlights
(in thousands, except per share data or as noted)
(unaudited)

	2022				2021	Year over Year Change - Q4'22 vs Q4'21
	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter
Operating performance:
Net revenue	$203,805	$191,621	$186,678	$166,102	$155,414	31%
Costs of revenue	116,681	111,519	108,629	91,376	79,615	47%
Gross profit	87,124	80,102	78,049	74,726	75,799	15%
Gross profit margin	43%	42%	42%	45%	49%	(6) pps
Operating expenses:
Compensation and benefits	110,991	105,887	97,868	100,348	88,995	25%
Professional services	6,295	6,620	5,794	4,770	5,712	10%
Technology	14,401	13,422	13,154	11,384	11,143	29%
Occupancy and equipment	1,126	1,125	1,148	1,115	1,097	3%
Depreciation and amortization	1,019	934	921	979	967	5%
Marketing and advertising	1,862	688	886	559	804	132%
Other operating expenses	5,753	10,922	4,995	4,843	4,811	20%
Total operating expenses	141,447	139,598	124,766	123,998	113,529	25%
Loss from operations	(54,323)	(59,496)	(46,717)	(49,272)	(37,730)	44%
Other income (expense), net	28,468	6,333	1,802	(11,677)	142	19948%
Loss before income tax expense	(25,855)	(53,163)	(44,915)	(60,949)	(37,588)	(31)%
income tax expense (benefit)	471	5	(227)	(351)	(781)	(160)%
Net loss	$(26,326)	$(53,168)	$(44,688)	$(60,598)	$(36,807)	(28)%
Loss per share - basic and diluted	$(0.05)	$(0.10)	$(0.08)	$(0.11)	$(0.07)	(29)%
TPV (in millions)	$46,704	$42,473	$40,457	$36,626	$33,046	41%
Adjusted EBITDA	$(7,488)	$(13,630)	$(10,225)	$(10,453)	$1,162	(744)%
Adjusted EBITDA margin	(4)%	(7)%	(5)%	(6)%	1%	(5) pps
Financial condition:
Cash and cash equivalents	$1,183,846	$1,204,857	$1,220,273	$1,197,257	$1,247,581	(5)%
Restricted cash	$7,800	$7,800	$7,800	$7,800	$7,800	—%
Marketable securities	$440,858	$441,132	$444,873	$447,046	$452,875	(3)%
Total assets	$1,770,346	$1,774,455	$1,776,930	$1,793,483	$1,830,378	(3)%
Total liabilities	$297,390	$262,117	$242,373	$249,851	$256,952	16%
Stockholders' equity	$1,472,956	$1,512,338	$1,534,557	$1,543,632	$1,573,426	(6)%
pps = percentage points

Marqeta, Inc.
Reconciliation of GAAP to NON-GAAP Measures
(in thousands)

Information Regarding Non-GAAP Measures
In addition to the financial measures prepared in accordance with generally accepted accounting principles in the United States (“GAAP”), this press release contains certain non-GAAP financial measures. Marqeta considers Adjusted EBITDA, Adjusted EBITDA Margin, and Non-GAAP operating expenses as supplemental measures of the company’s performance that are not required by, nor presented in accordance with GAAP.
We define Adjusted EBITDA as net income (loss) adjusted to exclude depreciation and amortization; share-based compensation expense; payroll tax related to share-based compensation; acquisition related expenses which consists of due diligence costs related to potential acquisitions, and transaction costs, integration costs and amortization of intangible assets related to successful acquisitions; income tax expense (benefit); and other expense (income) net, which consists of changes in the fair value of redeemable convertible preferred stock warrant liabilities (for periods prior to the IPO), realized foreign currency gains and losses, interest income from our marketable securities, our share of equity method investments’ profit or loss, impairment of equity method investments or other financial instruments, and gain from sale of equity method investments. We believe that Adjusted EBITDA is an important measure of operating performance because it allows management and our board of directors to evaluate and compare our core operating results, including our operating efficiencies, from period to period. Additionally, we utilize Adjusted EBITDA as an input into our calculation of certain annual employee bonus plans.
Adjusted EBITDA Margin is calculated as Adjusted EBITDA divided by net revenue. This measure is used by management and our board of directors to evaluate our operating efficiency.
We define Non-GAAP operating expenses as total operating expenses adjusted to exclude depreciation and amortization; share-based compensation expense; payroll tax related to share-based compensation; and acquisition related expenses which consists of due diligence costs related to potential acquisitions, and transaction costs, integration costs and amortization of intangible assets related to successful acquisitions.
Adjusted EBITDA, Adjusted EBITDA Margin, and Non-GAAP operating expenses should not be considered in isolation, or construed as an alternative to net loss, or any other performance measures derived in accordance with GAAP, or as an alternative to cash flow from operating activities or as a measure of the company's liquidity. In addition, other companies may calculate Adjusted EBITDA differently than Marqeta does, which limits its usefulness in comparing Marqeta’s financial results with those of other companies.

The following table shows Marqeta's GAAP results reconciled to non-GAAP results included in this release:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021
GAAP net revenue	$203,805	$155,414	$748,206	$517,175
GAAP net loss	$(26,326)	$(36,807)	$(184,780)	$(163,929)
GAAP net loss margin	(13)%	(24)%	(25)%	(32)%
GAAP total operating expenses	$141,447	$113,529	$529,809	$393,711

GAAP net loss	$(26,326)	$(36,807)	$(184,780)	$(163,929)
Depreciation and amortization expense	1,019	967	3,853	3,534
Share-based compensation expense	45,081	36,767	160,743	142,660
Payroll tax expense related to share-based compensation	209	403	1,977	1,956
Acquisition related expenses	526	755	1,439	1,089
Other expense (income), net	(28,468)	(142)	(24,926)	2,563
Income tax expense (benefit)	471	(781)	(102)	(640)
Adjusted EBITDA	$(7,488)	$1,162	$(41,796)	$(12,767)
Adjusted EBITDA Margin	(4)%	1%	(6)%	(2)%

GAAP Total operating expenses	$141,447	$113,529	$529,809	$393,711
Depreciation and amortization expense	(1,019)	(967)	(3,853)	(3,534)
Share-based compensation expense	(45,081)	(36,767)	(160,743)	(142,660)
Payroll tax expense related to share-based compensation	(209)	(403)	(1,977)	(1,956)
Acquisition related expenses	(526)	(755)	(1,439)	(1,089)
Non-GAAP operating expenses	$94,612	$74,637	$361,797	$244,472